UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2010
Real Mex Restaurants, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, California	90630

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (562) 346-1200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 28, 2010, that certain Credit Agreement (the “Holdco Term Loan Agreement”), dated as of July 7, 2009, by and among RM Restaurant Holding Corp., a Delaware corporation (“Holdco”), the lenders party thereto, and Wilmington Trust FSB as Administrative Agent, was amended to provide that Cocina Funding Corp., L.L.C., a Delaware limited liability company (“Cocina”) shall be and remain a “Requisite Lender” thereunder, whose consent would be required for any amendment or waiver under the Holdco Term Loan Agreement and who could declare the indebtedness outstanding under the Holdco Term Loan Agreement to be due and payable upon an Event of Default (as defined under the Holdco Term Loan Agreement), in each case until such time as Cocina no longer holds at least 15% of a portion of the indebtedness of Holdco (“Holdco Term Debt”).
The foregoing description of the amendment of the Holdco Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment of the Holdco Term Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.
In addition, the information set forth in Item 8.01 of this report is hereby incorporated by reference into this Item 1.01.
Item 3.03 Material Modifications to Rights of Security Holders.
The information set forth in Item 8.01 of this report is hereby incorporated by reference into this Item 3.03.
Item 5.01. Changes in Control of Registrant.
On June 28, 2010, upon the consummation of the purchase (the “Share Purchase”) by Sun Cantinas, LLC, a Delaware limited liability company (“Sun Cantinas”) that is a wholly owned subsidiary of Sun Capital Partners IV, LP, a Delaware limited partnership, of 43,338 shares of common stock of Holdco that owns all of the outstanding common stock of Real Mex Restaurants, Inc. (the “Company”), from Cocina that is managed by Farallon Capital Management, L.L.C., a Delaware limited liability company, a change in control of Holdco occurred, as a result of which Sun Cantinas and SCSF Cantinas acquired the indirect ability to control the Company through their control of Holdco. The information set forth in Items 5.02 and 8.01 of this report is hereby incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective June 28, 2010, in connection with the consummation of the Share Purchase, Anatoly Bushler resigned from the Company’s Board of Directors and R. Lynn Skillen was appointed as a director of the Company. Mr. Skillen is employed by Sun Capital Partners, Inc. which is an affiliate of Sun Cantinas and SCSF Cantinas, both of which are stockholders of Holdco. Mr. Skillen has not served as a board member for the Company in the past. There are no other arrangements or understandings between the new director and any other person pursuant to which the new director was appointed to the Board of Directors of the Company. Furthermore, the new director is not a party to any transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K. The new director will not be compensated for serving as a director of the Company; however, the new director will be reimbursed for reasonable out-of-pocket expenses in connection with his travel to and attendance at meetings of the Board of Directors of the Company and committees thereof.
Item 5.07. Submission of Matters to a Vote of Security Holders.
In the Consent Solicitation, the consent of holders of the Company’s 14% Senior Secured Notes due 2013 (CUSIP 75601 RAF2) (the “Notes”) was sought and obtained. Of the $130,000,000 in aggregate principal amount of Notes outstanding, $117,000,000 in aggregate principal amount were held as of the record date for the Consent Solicitation by holders who were not affiliates of the Company and who were thus entitled to consent in the Consent Solicitation. Of the $117,000,000 in aggregate principal amount of Notes held by unaffiliated holders, $95,377,000, or 81.8%, consented. The information set forth in Item 8.01 of this report is hereby incorporated by reference into this Item 5.07.

Item 8.01. Other Events.
On June 28, 2010, in connection with the successful completion of the solicitation of consents (the “Consent Solicitation”) from holders of Notes of the Company and following the receipt of the requisite number of consents therefor, the Company entered into a First Supplemental Indenture (the “Supplemental Indenture”) among the Company, the guarantors of the Notes (the “Guarantors”) and Wells Fargo Bank, National Association (the “Trustee”), amending the Indenture, dated as of July 7, 2009, among the Company, the Guarantors and the Trustee, pursuant to which the Notes were issued (the “Indenture”).
The Consent Solicitation is part of a related transaction (the “Related Transaction”), which included:
(a) the Share Purchase, as a result of which the collective ownership of outstanding shares of common stock of Holdco by Sun Cantinas and SCSF Cantinas, LLC, a Delaware limited liability company (“SCSF Cantinas”) that is wholly owned by Sun Capital Securities Fund, LP, a Delaware limited partnership, and Sun Capital Securities Offshore Fund, Ltd., a corporation organized under the laws of the Cayman Islands, increased from 49.99% of Holdco’s outstanding common stock to approximately 70% of Holdco’s outstanding common stock, which shareholdings, under the cumulative voting provisions of the Certificate of Incorporation of Holdco, entitle Sun Cantinas and SCSF Cantinas together to elect five members of the seven-member board of directors of Holdco and the Company, and thus indirectly control the Company through such shareholdings and board memberships; as a result of the Share Purchase, Cocina holds in the aggregate approximately 13% of the outstanding common stock of Holdco, and Cocina ceased to have a representative on the board of directors of either Holdco or the Company;
(b) the purchase by Sun Cantinas from Cocina of the “Holdco Term Debt outstanding under the “Holdco Term Loan Agreement”), as a result of which Sun Cantinas holds approximately 71% of the outstanding Holdco Term Debt and Cocina holds approximately 29% of the outstanding Holdco Term Debt; and
(c) the amendment of the Holdco Term Loan Agreement, to provide that Cocina shall be and remain a “Requisite Lender” thereunder, whose consent would be required for any amendment or waiver under the Holdco Term Loan Agreement and who could declare the indebtedness outstanding under the Holdco Term Loan Agreement to be due and payable upon an Event of Default (as defined under the Holdco Term Loan Agreement), in each case until such time as Cocina no longer holds at least 15% of the Holdco Term Debt.
The Supplemental Indenture amended the Indenture to add Sun Capital Partners, Inc., a Florida corporation, with which both Sun Cantinas and SCSF Cantinas are affiliated, to the definition of “Principal,” the effect of which amendment was to permit the Share Purchase to be consummated without requiring the Company to make a “Change of Control Offer” (as defined in Section 4.15 of the Indenture) to repurchase the Notes as a result of such consummation.
The Supplemental Indenture further amended the Indenture to add an additional covenant, pursuant to which the Company agreed that, in any optional redemption of Notes pursuant to Section 3.07 of the Indenture that is effected between July 1, 2011 and June 30, 2012, the Company would pay to each holder of Notes so redeemed an additional premium equal to 2% of the aggregate principal amount of the Notes that are so redeemed (the “Additional Premium Amendment”). In the event that the Company becomes required to pay an additional premium to the holders of Notes pursuant to the terms of the Additional Premium Amendment, Sun Cantinas has agreed to reimburse the Company for the aggregate amount of the additional premium so paid.
The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.
On June 28, 2010, the Company issued a press release announcing the completion of the Consent Solicitation, the entry into the Supplemental Indenture and the consummation of the Related Transaction. The press release announcing these developments is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following documents are filed as the exhibits to this Current Report on Form 8-K:

4.1	First Supplemental Indenture, dated as of June 28, 2010, among Real Mex Restaurants, Inc., the guarantors named therein and Wells Fargo Bank, National Association., as trustee.

10.1
Consent and First Amendment to Credit Agreement, dated as of June 28, 2010, among RM Restaurant Holding Corp., a Delaware corporation, the lenders party thereto and Wilmington Trust FSB, as administrative agent for the lenders.

99.1	Press release dated June 28, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Real Mex Restaurants, Inc.
Date: June 28, 2010	By:	/s/ Richard P. Dutkiewicz
Richard P. Dutkiewicz
Chief Financial Officer

EXHIBIT INDEX

4.1	First Supplemental Indenture, dated as of June 28, 2010, among Real Mex Restaurants, Inc., the guarantors named therein and Wells Fargo Bank, National Association., as trustee.

10.1
Consent and First Amendment to Credit Agreement, dated as of June 28, 2010, among RM Restaurant Holding Corp., a Delaware corporation, the lenders party thereto and Wilmington Trust FSB, as administrative agent for the lenders.

99.1	Press release dated June 28, 2010.